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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference and to all references to our Firm included in or made a part of this Form S-8, pertaining to the Genesis Direct, Inc. 1997 Long-Term Incentive Plan and the Genesis Direct, Inc. 1998 Employee Stock Purchase Plan, of our report on the financial statements of First Step Designs Ltd., included in Genesis Direct, Inc.'s Registration Statement (Form S-1 No. 47455) which was filed with the Securities and Exchange Commission and declared effective May 6, 1998.


                                            /s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
May 26, 1998